UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2012 (February 2, 2012)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, Tenneco Inc. received notice from Mr. Charles W. Cramb that he was resigning from the Company’s Board of Directors. Mr. Cramb has served as a director of the Company since March 2003 and served as the Chairman of the Company’s Audit Committee. At a meeting held on February 3, 2012, the Company’s Board of Directors accepted Mr. Cramb’s resignation and reduced the size of the Company’s Board of Directors from nine to eight, effective immediately. In addition, the Company’s Board of Directors, upon recommendation of the Company’s Compensation/Nominating/Governance Committee, appointed Ms. Jane L. Warner as a member of the Company’s Audit Committee and appointed Mr. Dennis J. Letham as the Chairman of the Company’s Audit Committee, each effective immediately. Ms. Warner will no longer serve as a member of the Company’s Compensation/Nominating/Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: February 3, 2012	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary